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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 2, 1998
                                                           ------------

                             NATIONAL-OILWELL, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)


      DELAWARE                       1-12317                   76-0475815
-------------------------      --------------------      -----------------------
     (State or Other             (Commission File           (I.R.S. Employer
     Jurisdiction of                  Number)              Identification No.)
     Incorporation)


   5555 SAN FELIPE
   HOUSTON, TEXAS                                                 77056
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 (Address of Principal                                          (Zip Code)
   Executive Offices)




(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE):         (713) 960-5100
                                                          ----------------------




--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On June 2, 1998, National-Oilwell (the "Company") completed the acquisition of all of the outstanding capital stock of Phoenix Energy Products Holdings, Inc. ("Phoenix") for a purchase price of approximately $115 million. In addition, the Company assumed $10 in subordinated notes and replaced approximately $31 million in Phoenix bank debt. Phoenix manufactures and sells several lines of products that are complementary to those of National-Oilwell, including fluid end expendable products, solids control equipment and pipe handling tools. The Company paid for the stock and funded the replacement of the bank debt by issuing a short-term promissory note to the seller in the amount of approximately $102 million and by borrowing under its existing bank credit facility (the "Senior Credit Facility"). The Company plans to sell $150 million in senior unsecured notes and use the net proceeds, estimated to be approximately $148.5 million, to repay the short-term promissory note, to repay the subordinated notes of Phoenix and to repay outstanding indebtedness under the Company's Senior Credit Facility. The notes planned to be sold by the Company will not be registered under the Securities Act of 1933, as amended (the "Act") and will be offered and sold in reliance on exemptions under the Act.

     The seller of Phoenix and holder of the short-term promissory note, Phoenix Energy Services, L.L.C., is an affiliate of First Reserve Corporation, which is the beneficial owner of approximately 16.2% of the outstanding common stock of the Company. Two of National-Oilwell's directors are affiliated with First Reserve Corporation.

     Financial statements of Phoenix are not currently available but will be filed, along with pro forma financial information that would be required pursuant to Article 11 of Regulation S-X, as soon as practicable, but no later than August 14, 1998.

     The Stock Purchase Agreement for the purchase of Phoenix, a copy of which is filed as Exhibit 2.1 hereto, and the First Amendment to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.2 hereto, are incorporated herein by reference. The Company issued a press release regarding the closing of the acquisition, which release is filed as Exhibit
     99.1 hereto, and is incorporated herein by reference.










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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           (a)    Financial Statements of Businesses Acquired.

                  To be filed as soon as practicable, but no later than August 14, 1998.

           (b)    Pro Forma Financial Information (unaudited).

                  To be filed as soon as practicable, but no later than August 14, 1998.

           (c)    Exhibits.

                  2.1 Stock Purchase Agreement for the Purchase and Sale of Phoenix Energy Products Holdings, Inc. by and between National-Oilwell, Inc. and Phoenix Energy Services, L.L.C., dated May 13, 1998.

                   2.2 First Amendment to Stock Purchase Agreement effective as of May 29, 1998.

                  99.1     Press release of the Company issued June 2, 1998.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                     By:  /s/ Steven W. Krablin
                                        --------------------------------------
                                          Steven W. Krablin
                                          Vice President and
                                          Chief Financial Officer


Dated:  June 17, 1998


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                                  EXHIBIT INDEX

     Exhibits

       2.1 Stock Purchase Agreement for the Purchase and Sale of Phoenix Energy Products Holdings, Inc. by and between National-Oilwell, Inc. and Phoenix Energy Services, L.L.C., dated May 13, 1998.


       2.2 First Amendment to Stock Purchase Agreement effective as of May 29, 1998.

       99.1           Press release of the Company issued June 2, 1998.